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    As filed with the Securities and Exchange Commission on February 18, 1998
                                                   Registration No. 333-42473
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                      FAIR, ISAAC AND COMPANY, INCORPORATED
             (Exact name of registrant as specified in its charter)
      Delaware                                                 94-1499887
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
incorporation or organization)
                             120 North Redwood Drive
                          San Rafael, California 94903
                                 (415) 472-2211
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               PETER L. McCORKELL
                    Senior Vice President and General Counsel
                      Fair, Isaac and Company, Incorporated
                             120 North Redwood Drive
                          San Rafael, California 94903
                                 (415) 472-2211
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:


                                DAVID R. LAMARRE
                          Pillsbury Madison & Sutro LLP
                                  P.O. Box 7880
                         San Francisco, California 94120


                                 ---------------



     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_| ______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


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     Pursuant to the undertaking of the undersigned registrant contained in the
Registration Statement on Form S-3 (Registration No. 333-42473) filed on December 17, 1997, the undersigned registrant hereby removes and withdraws from registration 39,000 shares of Common Stock, par value $0.01 per share, registered under this Registration Statement. Such shares constitute all of the unsold shares of Common Stock registered hereunder for the account of certain stockholders of the registrant.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on February 18, 1998.

                            FAIR, ISAAC AND COMPANY,
                            INCORPORATED


                            By: /s/ Peter L. McCorkell
                                ------------------------------------

                            Name: Peter L. McCorkell

                            Title: Senior Vice President and General Counsel



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